Exhibit 10.32
NINTH AMENDMENT TO THE
DYNEGY NORTHEAST GENERATION, INC. RETIREMENT INCOME PLAN
WHEREAS, Dynegy Inc., a Delaware corporation (“Dynegy”), maintains the Dynegy Northeast Generation, Inc. Retirement Income Plan (the “Plan”) for the benefit of eligible employees of certain participating companies;
WHEREAS, Dynegy desires to amend the eligibility provisions of the Plan with respect to a specified group of collectively bargained employees who are eligible for benefits under a different plan maintained by Dynegy; and
WHEREAS, Dynegy and its delegates are authorized and empowered to amend the Plan pursuant to Section 8.1(a) of the Plan.
NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows, effective April 3, 2008:
I.
Section 1.16 of the Plan is amended by adding the following sentence to the end thereof:
“Notwithstanding any provision of the Plan to the contrary, ‘Employee’ shall not mean an individual who is hired by an Employer on or after April 3, 2008 and who is covered by that certain Memorandum of Agreement between Dynegy Northeast Generation, Inc. and Local Union 320 of the International Brotherhood of Electrical Workers, dated March 26, 2008, as ratified on April 3, 2008.”
II.
Except as amended herein, the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this Ninth Amendment to the Plan to be executed on the date indicated below, to be effective as provided herein.

DYNEGY INC., a Delaware corporation

By:	/s/ Julius Cox Julius Cox, Chairman of the Dynegy Inc. Benefits Plan Committee
Date: April 28, 2008